Valkyrie ETF Trust II 485BPOS

 Exhibit 99.(e)(2)

EXHIBIT A

FUNDS

Name of Series

Valkyrie Bitcoin and Ether Strategy ETF

Valkyrie Bitcoin Miners ETF